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As filed with the Securities and Exchange Commission on December 21, 2012

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NUPATHE INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-2218246 (I.R.S. Employer Identification Number)

227 Washington Street, Suite 200
Conshohocken, Pennsylvania 19428
(484) 567-0130
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Armando Anido
Chief Executive Officer
NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, Pennsylvania 19428
(484) 567-0130
Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael F. Marino, Esq.
Vice President and General Counsel
NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, Pennsylvania 19428
(484) 567-0130

Michael N. Peterson, Esq.
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103
(215) 963-5000

             Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)(3)

Common Stock	—	—	—

Preferred Stock	—	—	—

Debt Securities	—	—	—

Warrants	—	—	—

Depositary Shares	—	—	—

Purchase Contracts	—	—	—

Units	—	—	—

Total	$100,000,000	$100,000,000	$13,640

(1)
Not specified as to each class of securities to be registered pursuant to Form S-3 General Instruction II.D. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(3)
Amount calculated pursuant to Section 6(b) under the Securities Act.

             The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2012

PROSPECTUS

$100,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Depositary Shares
Purchase Contracts
Units

         We, from time to time, may offer, issue and sell:

  •
  shares of our common stock;

  •
  shares of our preferred stock;

  •
  debt securities, which may be senior debt securities or subordinated debt securities;

  •
  warrants to purchase our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights;

  •
  depositary shares representing an interest in our preferred stock;

  •
  purchase contracts to purchase our debt or equity securities or securities of third parties; and

  •
  units, consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock.

         The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $100,000,000.

         Each time securities are offered under this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the terms of the offering and the offered securities. A prospectus supplement also may modify or supersede information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement describing the method and terms of the applicable offering.

         We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

         Our common stock is listed on The NASDAQ Global Market under the symbol "PATH."

         Our executive offices are located at 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428 and our telephone number is (484) 567-0130.

         As of December 18, 2012, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $48,706,510, based on 19,954,681 shares of outstanding common stock, of which approximately 5,877,655 shares were held by affiliates, and a price of $3.46 per share, which was the last reported sale price of our common stock on The NASDAQ Global Market on December 18, 2012. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

         Investing in these securities involves certain risks. See "Risk Factors" on page 1 of this Prospectus.

         You should read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, carefully before you invest in our securities.

         Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2012.

        All references in this prospectus to "NuPathe," the "Company," "we," "our," "us" and similar references refer to NuPathe Inc. unless the context otherwise requires.

RISK FACTORS

        Investing in our securities involves risks. Before investing in our securities, you should carefully consider the specific risks set forth under the caption "Risk Factors" in our periodic reports referred to in "Documents Incorporated by Reference" below and, if included in a prospectus supplement or a free writing prospectus, under the caption "Risk Factors" in the prospectus supplement or free writing prospectus.

ABOUT THIS PROSPECTUS

        This document is called a prospectus and is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (referred to in this prospectus as, the "SEC") using a "shelf" registration process. Under this shelf process, we may offer and sell, from time to time in one or more offerings, the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer and the general manner in which these securities may be offered. Each time we sell securities under this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. That prospectus supplement may also supplement, update or amend information contained in or incorporated by reference into this prospectus.

        The registration statement of which this prospectus is a part contains additional information about us and the securities we may offer by this prospectus. Specifically, we have filed and incorporated by reference certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file and/or incorporate by reference certain other legal documents that will control the terms of the securities we may offer by this prospectus as exhibits to the registration statement or to reports we file with the SEC that are incorporated by reference into this prospectus.

        In addition, we may prepare and deliver one or more "free writing prospectuses" to you in connection with any offering of securities under this prospectus. Any such free writing prospectus may contain additional information about us, our business, the offered securities, the manner in which such securities are being offered, our intended use of the proceeds from the sale of such securities, risks relating to our business or an investment in such securities or other information.

        This prospectus and certain of the documents incorporated by reference into this prospectus contain, and any accompanying prospectus supplement or free writing prospectus that we deliver to you may contain, summaries of information contained in documents that we have filed or will file as exhibits to our SEC filings. Such summaries do not purport to be complete and are subject to, and qualified in their entirely by reference to, the actual documents filed with the SEC.

        Copies of the registration statement of which this prospectus is a part and of the documents incorporated by reference into this prospectus may be obtained as described below under the heading "Where You Can Find More Information" and under the heading "Documents Incorporated by Reference."

        You should not assume that the information contained in this prospectus, the registration statement to which this prospectus is a part, any accompanying prospectus supplement or any free writing prospectus that we deliver to you is accurate as of any date other than the date of such documents or that the information incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, operating results, financial condition, capital resources and prospects may have changed since that date.

        You should rely only on the information contained in or incorporated by reference into this prospectus, the registration statement of which this prospectus is a part, any accompanying prospectus supplement, and any free writing prospectus that we deliver to you. We have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (referred to in this prospectus as, the "Exchange Act"). You may read and copy any document that we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings also are available to you at the SEC's web site at www.sec.gov. We also maintain a web site at http://www.nupathe.com through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus.

        We have filed with the SEC a registration statement relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's web site or our web site.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC. This enables us to disclose important information to you by referring you to these documents. The information incorporated by reference is deemed to be part of this prospectus, and the information we file with the SEC after the date of this prospectus will automatically update, modify and, where applicable, supersede any information included in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed to be "furnished" and not "filed" in accordance with SEC rules). The SEC file number for these documents is 001-34836.

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 20, 2012;

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  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012, June 30, 2012 and September 30, 2012, filed with the SEC on May 10, 2012, August 14, 2012 and November 9, 2012, respectively;

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  our Current Reports on Form 8-K filed with the SEC on April 26, 2012, June 1, 2012, June 12, 2012, July 25, 2012, July 30, 2012, September 26, 2012, October 9, 2012, October 12, 2012, October 23, 2012, November 27, 2012 (as amended by the Form 8-K/A filed with the SEC on November 29, 2012) and December 14, 2012; and

  •
  the description of our common stock contained in our registration statement on Form 8-A registering our common stock under the Exchange Act (including any amendment or report filed for the purpose of updating such description) filed with the SEC on July 29, 2010.

        We also incorporate by reference into this prospectus all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities under this prospectus (other than, in each case, documents or information deemed to be "furnished" and not "filed" in accordance with SEC rules). Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement made in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        To obtain a copy of any or all of the documents incorporated by reference in this prospectus, you may write or telephone us at the following address and telephone number:

NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, Pennsylvania 19428
(484) 567-0130

        Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into such document. You may also obtain copies of our SEC filings as described in the "Where You Can Find More Information" section of this prospectus.

 CAUTIONARY NOTE ON FORWARD-LOOKING INFORMATION

        The information included in, or incorporated by reference into, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to in this prospectus as, the "Securities Act"), and Section 21E of the Exchange Act, the attainment of which involves various risks and uncertainties. All statements other than statements of historical fact included in, or incorporated by reference into, this prospectus are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology, such as "may," "will," "could," "would," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "project," "potential," "scheduled," "continue," "ongoing" or similar terms, variations of those terms or the negative of those terms, although not all forward-looking statements contain these identifying words.

        Forward-looking statements are based on assumptions that we have made in light of our experience in the industry in which we operate, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus and the information incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (some of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial condition or results of operations and cause actual results to differ materially from those in the forward-looking statements. These factors include, among other things:

  •
  our ability to obtain additional capital on a timely basis and on agreeable terms to meet our debt service and interest obligations and fund operations;

  •
  our ability to address the issues raised by the U.S. Food and Drug Administration (referred to in this prospectus as, the "FDA") in its complete response letter regarding our new drug application for Zecuity™ (previously referred to as, Zelrix™ and NP101);

  •
  additional information, trials, studies or redesign of Zecuity that may be required by the FDA, which could delay, limit or preclude marketing approval of Zecuity;

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  our ability to obtain marketing approval for Zecuity and our other product candidates;

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  our ability to obtain commercial and development partners for Zecuity and our other product candidates;

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  our reliance on third parties to manufacture Zecuity and our other product candidates;

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  our ability to establish and effectively manage our supply chain;

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  our ability to establish effective marketing and sales capabilities or enter into agreements with third parties to perform these functions;

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  market acceptance among physicians and patients and the availability of adequate reimbursement from third party payors for Zecuity and any other product candidates for which we obtain marketing approval;

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  adverse event profiles discovered after marketing approval and use of a product in a larger number of subjects for longer periods of time than in clinical trials, that could limit such product's usefulness or require its withdrawal;

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  serious adverse events or other safety risks that could require us to abandon or delay development of, or preclude or limit approval of, our product candidates;

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  varying interpretation of trial, study and market data;

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  our ability to obtain and maintain intellectual property protection and the scope of such protection;

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  the performance of our partners and other third parties; and

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  compliance with legal and regulatory requirements.

        Additional factors that could cause actual results to differ materially from those reflected in forward-looking statements are discussed under the heading "Risk Factors" in this prospectus and in the documents incorporated by reference into this prospectus. You are cautioned not to place undue reliance on forward-looking statements.

        Forward-looking statements reflect our analysis, judgment, belief or expectation only as of the date of this prospectus or, in the case of forward-looking statements contained in documents incorporated by reference into this prospectus, the date of the applicable document (or any earlier date indicated in the statement). We undertake no obligation to update or revise forward-looking statements whether as a result of new information, future developments or otherwise. We qualify all of our forward-looking statements by these cautionary statements.

 NUPATHE INC.

        NuPathe is a specialty pharmaceutical company focused on innovative neuroscience solutions for diseases of the central nervous system including neurological and psychiatric disorders. Our lead product candidate, Zecuity, is an active, single-use, transdermal patch being developed for the treatment of migraine. The active ingredient in Zecuity, sumatriptan, is the most prescribed treatment for migraine in the U.S. Sumatriptan is available in oral, nasal and injectable formulations but it is not currently available in a transdermal formulation because sumatriptan is not passively absorbed by the skin.

        Utilizing our SmartRelief™ technology, Zecuity is able to deliver sumatriptan through the skin by applying a mild battery power. The proprietary software in Zecuity's microprocessor manages fast, sustained and controlled drug delivery and adjusts current flow for optimal drug delivery during use without any user input or adjustment. If approved, Zecuity will be the first and only transdermal patch for the treatment of migraine.

        Migraine is a debilitating neurological disease that affects approximately 31 million people in the U.S., half of whom are diagnosed and treated. During their migraines, many patients suffer from one or more significant gastrointestinal problems, which include nausea, vomiting and a compromised ability to digest, known as decreased gastric motility. Research suggests that approximately half of the diagnosed and treated migraine patients frequently experience migraine-related nausea (> 50% of their attacks). The presence of nausea or vomiting can impede the use of oral medications, while reduced gastric motility can result in low and inconsistent absorption of oral medications which may cause some patients to fail to respond consistently to such medications. Patients who frequently experience migraine-related nausea (also referred to in this prospectus as "MRN") also report significantly more disease burden and indicate significantly less satisfaction with their current migraine medications, report more medication side effects, and report more medication-related interference in work, family, and social life.

        The American Academy of Neurology guidelines recommend a non-oral route of administration for migraine patients who experience nausea or vomiting as significant migraine symptoms. Despite this recommendation and the prevalence of nausea and vomiting, IMS Health, Incorporated, a pharmaceuticals market research firm, reported that non-oral formulations comprised only 4% of triptan units sold in the U.S. in 2010. We believe the route of administration and adverse events associated with current non-oral migraine treatments, such as nasal and injectable formulations, contribute to the low adoption rate of these medications.

        In its pivotal Phase 3 clinical trial, Zecuity achieved significance at relieving both headache pain and eliminating nausea within one hour while also providing sustained headache pain relief for 24 hours. Zecuity rapidly delivered therapeutic plasma levels of sumatriptan without reaching levels that are commonly associated with triptan sensations (pressure in chest and throat, tingling, and numbness). As a result, the incidence of triptan sensations was low without compromising the ability to address key efficacy parameters. In Zecuity's Phase 3 clinical trials, the incidence of triptan sensations was 1.5%. These compare favorably to oral (> 8%) and injectable (> 42%) sumatriptan as presented in the U.S. prescribing information for these products.

        Based on its route of administration and clinical data, we believe Zecuity is uniquely positioned to meet the needs of the underserved population of patients who frequently experience MRN and for those who experience inconsistent relief or triptan sensation adverse events from their current treatment.

        We also have two proprietary product candidates in pre-clinical development that utilize our LAD™, or Long-Acting Delivery, biodegradable implant technology that allows delivery of therapeutic levels of medication over a period of months with a single dose. NP201, for the continuous symptomatic treatment of Parkinson's disease, utilizes a leading FDA-approved dopamine agonist, ropinirole, and is being developed to provide up to two months of continuous delivery. NP202, for the long-term treatment of schizophrenia and bipolar disorder, is being developed to address the long-standing problem of patient noncompliance by providing three months of continuous delivery of risperidone, an FDA-approved atypical antipsychotic.

USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of the securities for:

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  the development, manufacture and commercial launch of Zecuity;

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  the development of pipeline product candidates; and

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  general corporate purposes, including working capital, acquisitions, capital expenditures and the repayment of indebtedness.

        Our management will retain broad discretion over the allocation of the net proceeds from the sale of the securities. We have no current understandings, agreements or commitments for any material acquisitions.

RATIO OF EARNINGS TO FIXED CHARGES AND TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth, for each of the periods presented, our ratios of earnings to fixed charges and our ratio of earnings to combined fixed charges and preferred stock dividends. For purposes of calculating the ratios below, earnings consist of income before income taxes plus fixed charges and fixed charges consist of interest expense and non-cash interest expense. You should read this table in conjunction with the financial statements and notes incorporated by reference in this prospectus.

	Year Ended December 31,
						Nine Months Ended September 30, 2012
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	n/a	n/a	n/a	n/a	n/a	n/a
Ratio of earnings to fixed charges and preferred stock dividends	n/a	n/a	n/a	n/a	n/a	n/a

        We did not record earnings for any of the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007, or for the nine months ended September 30, 2012. Accordingly, our earnings were insufficient to cover fixed charges for such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount (in thousands) of the deficiency in earnings available for fixed charges for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007, and for the nine months ended September 30, 2012, was approximately $23,187, $24,357, $15,591, $17,511, $9,675 and $18,641, respectively. The dollar amount (in thousands) of the deficiency in earnings available for fixed charges and preferred stock dividends for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007, and for the nine months ended September 30, 2012 was approximately $23,187, $26,890, $19,208, $19,841, $10,801 and $18,641, respectively.

 DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

        The following description of our common stock and preferred stock will apply generally to any future common stock or preferred stock that we may offer, but is not complete. It is subject to, and qualified in its entirety by reference to, our restated certificate of incorporation and our bylaws, each of which is incorporated by reference as exhibits to the registration statement of which this prospectus is a part. We will describe the particular terms of any class or series of these securities in more detail in the applicable prospectus supplement. If any particular terms of the common stock or preferred stock described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, or the DGCL.

Authorized Capital Stock

        Our authorized capital stock consists of 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, of which 14,000 shares are designated as Series A Preferred Stock, par value $0.001 per share and 9,986,000 shares are undesignated.

        As of December 18, 2012, we had issued and outstanding: 19,954,681 shares of common stock and 8,867 shares of Series A Preferred Stock.

        As of December 18, 2012, we also had outstanding:

  •
  Options to purchase an aggregate of 2,861,804 shares of our common stock at a weighted average exercise price of $3.60 per share; and

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  Warrants to purchase an aggregate of 14,403,716 shares of our common stock at a weighted average exercise price of $2.05 per share, held by a total of 31 entities.

Common Stock

        Voting Rights.    Each holder of common stock is entitled to one vote per share on all matters properly submitted to a vote of the stockholders, including the election of directors. Our restated certificate of incorporation and our bylaws do not provide for cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. An election of directors by our stockholders is determined by a plurality of the votes cast by stockholders entitled to vote on the election. (Article IV, paragraph A.1 of our restated certificate of incorporation and Section 3.7 of our bylaws)

        Dividends.    Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. (Article IV, paragraph A.2 of our restated certificate of incorporation)

        Liquidation.    In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. (Article IV, paragraph A.3 of our restated certificate of incorporation)

        Rights and Preferences.    Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. (Article IV, paragraph A.4 of our restated certificate of incorporation)

Preferred Stock

General

        Our restated certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock, of which 14,000 shares are designated as Series A Preferred Stock and 9,986,000 are undesignated. Our board of directors is authorized, without stockholder approval, to issue preferred stock in one or more series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of such shares and any qualifications, limitations or restrictions thereof. (Article IV, first introductory paragraph and paragraph B of our restated certificate of incorporation)

        The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

        Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the related prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the certificate of designation relating to that series. The related prospectus supplement will contain a description of certain United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in such prospectus supplement.

        The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to such series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock as follows:

  •
  The designation and number of shares of such series;

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  The rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are cumulative or non-cumulative and participating or non-participating;

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  Any provisions relating to convertibility or exchangeability of the shares of such series;

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  The rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;

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  The voting powers, if any, of the holders of shares of such series;

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  Any provisions relating to the redemption of the shares of such series;

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  Any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;

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  Any conditions or restrictions on our ability to issue additional shares of such series or other securities; and

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  Any other specific terms, preferences, limitations or restrictions.

        In the event of any voluntary liquidation, dissolution or winding up of our affairs, the holders of any series of any class of preferred stock shall be entitled to receive in full out of our assets, including its capital, before any amount shall be paid or distributed among the holders of the common stock or any other shares ranking junior to such series, the amounts fixed by our board of directors with respect to such series and set forth in the applicable prospectus supplement plus an amount equal to all dividends accrued and unpaid thereon to the date of payment of the amount due pursuant to such liquidation, dissolution or winding up of the affairs. After payment to the holders of the preferred stock of the full preferential amounts to which they are entitled, the holders of preferred stock, as such, shall have no right or claim to any of our remaining assets. (Article IV, paragraph B.6 of our restated certificate of incorporation)

        If liquidating distributions shall have been made in full to all holders of preferred stock, our remaining assets shall be distributed among the holders of any other classes or series of capital stock ranking junior to the preferred stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective numbers of shares. Our merger or consolidation into or with any other corporation, or the sale, lease or conveyance of all or substantially all of our assets, shall not constitute a dissolution, liquidation or winding up of the Company.

Series A Preferred Stock

        The terms, rights and privileges of the Series A Preferred Stock are set forth in the Certificate of Powers, Designations, Preferences Rights and Qualifications, Limitations or Restrictions of Series A Preferred Stock (referred to in this prospectus as the "Series A Certificate of Designation") we filed with the Delaware Secretary of State.

        Dividends.    The holders of the Series A Preferred Stock are entitled to receive cumulative dividends at a rate per annum of 8% of $2.00 per 1/1,000 of a share of Series A Preferred Stock (which rate shall increase to 12% if we have not obtained approval by the FDA of Zecuity on or before June 30, 2013).

        Preferences.    Upon our liquidation, sale or merger, each holder of Series A Preferred Stock is entitled to receive for each 1/1,000 of a share owned by such holder an amount equal to the greater of (i) $2.00, plus all accrued but unpaid dividends and interest, and (ii) the amount such holder would have received if such 1/1,000 of a share had been converted to common stock immediately prior to such event.

        Voting Rights.    The holders of the Series A Preferred Stock are entitled to vote as a single class with the holders of the common stock, with each 1/1,000 of a share of Series A Preferred Stock having the right to 0.461 votes.

        Series A Directors.    The holders of the Series A Preferred Stock, voting together as a single class, are entitled to elect a number of directors (referred to in this prospectus as the "Series A Directors") equal to (A) the total number of directors on the board multiplied by (B) a fraction, the numerator of which is the total number of votes that the holders of the shares of Series A Preferred Stock are entitled to cast with respect to such shares of Series A Preferred Stock, and the denominator of which is the total number of votes that may be cast by all of the holders of the common stock and the Series A Preferred Stock, voting together as a single class, and (C) rounded up to the next whole number. The Series A Preferred Stock will initially be entitled to elect three Series A Directors. All holders of Series A Stock have delivered irrevocable proxies to each of Quaker BioVentures II, L.P. and Safeguard Delaware, Inc. (each is referred to in this prospectus as a "Lead Investor") to empower the Lead Investors to vote for the individuals to be designated by such Lead Investors as the Series A Directors.

        Conversion Rights.    Each 1/1,000 of a share of Series A Preferred Stock is convertible, at the holder's option, into such number of shares of common stock equal to (i) $2.00 divided by the conversion price then in effect (which conversion price is initially equal to $2.00), plus (ii) an amount equal to all accrued but unpaid dividends on such fractional share divided by the closing price of common stock on the trading day immediately preceding the date of conversion, unless we have elected to pay the dividend amount in cash upon conversion. The conversion price of the Series A Preferred Stock is subject to "full ratchet" antidilution protection such that, in the event we issue shares of common stock or securities convertible into shares of common stock at an effective per share price less than the conversion price then in effect, the conversion price shall be reduced to the effective price per share for such additional shares of common stock.

        The shares of Series A Preferred Stock will automatically convert into common stock upon:

  •
  the consent of the holders of a majority of the shares of the Series A Preferred Stock;

  •
  the conversion of the majority of shares of the Series A Preferred Stock; or

  •
  the second to occur of (A) FDA approval of Zecuity and (B) consummation of a financing, licensing, partnership or other corporate collaboration resulting in gross proceeds to the Company of at least $22 million.

        Protective Provisions.    For so long as any shares of Series A Preferred Stock are outstanding, the vote or consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock is required to approve:

  •
  any change in the rights or preferences of the Series A Preferred Stock;

  •
  any increase in the authorized number of shares of Series A Preferred Stock;

  •
  the creation or issuance any securities senior or pari passu to the Series A Preferred Stock;

  •
  any liquidation, sale or merger transaction;

  •
  any exclusive license of Zecuity;

  •
  any increase in the amount of our indebtedness in excess of $9,000,000;

  •
  any prepayment of indebtedness;

  •
  any issuance of equity compensation to employees or consultants outside of our equity incentive plan; or

  •
  any dividend on the common stock.

        The foregoing contains a summary description of certain terms of the Series A Certificate of Designations and, by its nature, is incomplete. A copy of the Certificate of Designations is filed as Exhibit 99.2 to our Form 8-K filed with the SEC on September 26, 2012 and is incorporated herein by reference. All readers are encouraged to read the entire text of the Series A Certificate of Designations.

Registration Rights

Amended and Restated Investor Rights Agreement

        Holders of a total of 2,232,722 shares of our common stock as of December 18, 2012, including shares of our common stock issuable upon exercise of outstanding warrants, have the right to require us to register these shares under the Securities Act of 1933, as amended, or the Securities Act, under specified circumstances, pursuant to the terms of the an investor rights agreement among us and these holders, or the Investor Rights Agreement. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act. These registration rights will terminate upon the earlier of August 6, 2013 and the date that all registrable shares may immediately be sold pursuant to Rule 144 without regard to volume limitations.

  •
  Demand and Form S-3 Registration Rights.  Subject to specified limitations, certain holders of our common stock having registration rights may demand that we register all or a portion of their registrable shares under the Securities Act. We are not obligated to file a registration statement pursuant to this provision on more than two occasions. In addition, the holders of our registrable shares may demand that we register on Form S-3 all or a portion of the registrable shares held by them. We are not obligated to file a Form S-3 pursuant to this provision on more than two occasions in any 12-month period.

  •
  Limitations and Expenses.  In the event that any registration in which the holders of registrable shares participate pursuant to the Investor Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions. Pursuant to the Investor Rights Agreement, we are required to pay all registration expenses, including the fees and expenses of one counsel to represent the selling holders, other than any underwriting discounts, selling commissions and similar discounts relating to underwriters or commissions related to sales, related to any demand or incidental registration. We are also required to indemnify each participating holder with respect to each registration of registrable shares that is effected.

Registration Rights Agreement with Aspire Capital Fund, LLC

        Pursuant to the terms of a purchase agreement between us and Aspire Capital Fund, LLC, or Aspire Capital, dated August 2, 2011, or the Purchase Agreement, and a registration rights agreement between us and Aspire Capital, dated August 2, 2011, we filed a registration statement on Form S-1 (File No. 333-175987) with the SEC on August 2, 2011, to register 2,901,734 shares of our common stock that we sold, issued to, or have the right to sell to Aspire Capital under the Purchase Agreement. Such registration statement was declared effective by the SEC on August 11, 2011. Subsequent, we filed Post-Effective Amendment No. 1 on Form S-1 on June 1, 2012, which was declared effective by the SEC on June 19, 2012, and Post-Effective Amendment No. 2 on Form S-3 on December 14, 2012.

Registration Rights of Holders of Series A Preferred Stock

        Pursuant to the Series A Securities Purchase Agreement, we are required to prepare and file with the SEC a registration statement covering the resale of 125% of the number of shares of common stock issuable upon conversion of the Series A Preferred Stock or exercise of the warrants purchased by the investors and any other shares of common stock held by the Investors as of September 25, 2012. We are required to file such registration statement within 20 days after the closing of the transaction and to use commercially reasonable efforts to cause such registration statement to be declared effective within 105 days of the closing and to remain effective during the periods specified in the Series A Securities Purchase Agreement. If we breach our obligations to have the registration statement declared effective or remain effective then we will be obligated to pay to the investors liquidated damages in certain circumstances. Such liquidated damages are capped at 10% of the Registrable Securities' Value (as defined in the Series A Securities Purchase Agreement). On November 2, 2012, we filed a registration statement on Form S-3 (File No. 333-184738) with the SEC to register securities as provided under the Series A Securities Purchase Agreement, and the SEC declared the registration statement effective on November 15, 2012.

Delaware Anti-Takeover Law and Provisions of Our Restated Certificate of Incorporation and Our Bylaws

        Delaware Anti-Takeover Law.    We are subject to Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors, the business combination is approved in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A "business combination" includes, among other things, a merger or consolidation involving us and the "interested stockholder" and the sale of more than 10% of our assets. In general, an "interested stockholder" is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

        Restated Certificate of Incorporation and Bylaws.    Provisions of our restated certificate of incorporation and our bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our restated certificate of incorporation and our bylaws:

  •
  Authorize the issuance of "blank check" preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval (Article IV, paragraph B of our restated certificate of incorporation);

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  Prohibit stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders (Article VI, paragraph A of our restated certificate of incorporation and Section 3.8 of our bylaws);

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  Eliminate the ability of stockholders to call a special meeting of stockholders (Article VI, paragraph B of our restated certificate of incorporation and Section 3.5 of our bylaws);

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  Establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings (Article VI, paragraph C of our restated certificate of incorporation and Section 3.12 of our bylaws); and

  •
  Provide that a director may be removed from office only by the affirmative vote of the holders of at least 66 2/3% of our then outstanding common stock entitled to vote at an election of directors (Article V, paragraph E of our restated certificate of incorporation and Section 4.7 of our bylaws) 2

  •
  Provide that vacancies in the board of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office and not by stockholders (Article V, paragraph D of our restated certificate of incorporation and Section 4.5 of our bylaws)

The amendment of any of these provisions by the stockholders would require the approval of the holders at least 66 2/3% of our then outstanding common stock. (Article VII, paragraphs A and B of our restated certificate of incorporation and Section 7.6 of our bylaws)

Limitation on Liability and Indemnification Matters

        Section 102(b)(7) of the DGCL provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  transaction from which the director derived an improper personal benefit;

  •
  act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

  •
  unlawful payment of dividends or redemption of shares; or

  •
  breach of the director's duty of loyalty to the corporation or its stockholders.

        Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation's best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. If a present or former director or officer has been successful in defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys' fees) he or she actually and reasonably incurred in connection with such action.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

        Our restated certificate of incorporation limits the liability of our directors to the fullest extent permitted under the DGCL. Our bylaws also provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. (Article VIII of our restated certificate of incorporation and Article VIII of our bylaws)

        In addition to the indemnification provisions provided for in our restated certificate of incorporation and bylaws, we have entered into separate indemnification agreements with our directors. These indemnification agreements provide, among other things, that we will indemnify our directors for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys' fees and disbursements, incurred by a director in any claim, action or proceeding arising in his or her capacity as a director of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification.

        We also maintain insurance policies which insure our directors and officers against certain liabilities.

        The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL and our restated certificate of incorporation, our bylaws and the indemnification agreements referred to above, which are exhibits to this registration statement.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Stock Exchange Listing

        Our common stock is listed on The NASDAQ Global Market under the symbol "PATH."

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as "debt securities". We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the"senior trustee." We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the "subordinated trustee." The term "trustee" refers to either the senior trustee or the subordinated trustee.

        We have filed a form of the senior indenture and a form of the subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus forms a part. The following summary of certain general terms and provisions of the indentures is not complete and is qualified in its entirety by reference to the indentures. Throughout the summary we have included parenthetical references to the indenture sections which, except for subordination provisions addressed only in the subordinated debt, are the same in each indenture, to help you locate the provisions being discussed. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended.

        When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a prospectus supplement. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular series of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following summary.

        As used in this section of the prospectus, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership of Debt Securities."

General

        The indentures provide that our unsecured senior or subordinated debt securities may be issued in one or more series, with different terms, in each case as we authorize from time to time. We also have the right, from time to time, to issue debt securities of any series previously issued. (Section 3.01)

Information in the Prospectus Supplement

        The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

  •
  the title or designation;

  •
  whether the debt is senior or subordinated;

  •
  the aggregate principal amount offered and authorized denominations;

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  the initial public offering price;

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  the maturity date or dates;

  •
  any sinking fund or other provision for payment of the debt securities prior to their stated maturity;

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  whether the debt securities are fixed rate debt securities or floating rate debt securities or original issue discount debt securities;

  •
  if the debt securities are fixed rate debt securities, the yearly rate at which the debt security will bear interest, if any;

  •
  if the debt securities are floating rate debt securities, the method of calculating the interest rate;

  •
  if the debt securities are original issue discount debt securities, their yield to maturity;

  •
  the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

  •
  if other than in U.S. Dollars, the currency or currency unit in which payment will be made;

  •
  any provisions for the payment of additional amounts for taxes;

  •
  the denominations in which the currency or currency unit of the securities will be issuable if other than denominations of $1,000 and integral multiples thereof;

  •
  whether the debt securities will be convertible into or exchangeable for other securities and, if so, the terms and conditions upon which such debt securities will be convertible;

  •
  the terms and conditions on which the debt securities may be redeemed at our option;

  •
  any obligation we may have to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

  •
  the names and duties of any co-indenture trustees, depositaries, auction agents, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

  •
  any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

  •
  the ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries' debt;

  •
  if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior debt;

  •
  the place where we will pay principal and interest;

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  additional provisions, if any, relating to the defeasance of the debt securities;

  •
  any United States federal income tax consequences relating to the offered securities, if material;

  •
  the dates on which premiums, if any, will be paid;

  •
  our right, if any, to defer payment of interest and the maximum length of this deferral period;

  •
  any listing of the debt securities on a securities exchange; and

  •
  any other specific terms of the debt securities.

        We will issue the debt securities only in registered form. (Section 3.02) As currently anticipated, debt securities of a series will trade in book-entry form, and global securities will be issued in physical (paper) form.

        We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt and unsubordinated debt.

        We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all our "senior indebtedness" (both secured and unsecured). (Section 15.01)

        In general, the holders of all senior debt securities are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

        If we default in the payment of any principal of, or premium, if any, or interest or other monetary amounts on any senior indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities. (Section 15.04)

        If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior indebtedness must be paid in full before any payment may be made to any holders of subordinated debt securities. (Section 15.02)

        Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that are declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior indebtedness will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments. (Section 15.03)

        "Senior indebtedness" means:

  •
  the principal, interest and any other amounts owing in respect of our indebtedness for borrowed money or indebtedness of others that we guarantee and indebtedness evidenced by bonds, notes, debentures or other similar instruments or letters of credit issued by us, including any senior debt securities issued under any senior debt security or letters of credit;

  •
  all capitalized lease obligations;

  •
  all hedging obligations;

  •
  all obligations representing the deferred purchase price of property; and

  •
  all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

        but "senior indebtedness" does not include:

  •
  subordinated debt securities; and

  •
  any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Merger and Sale of Assets

        We may not, in a single transaction or a series of related transactions:

  •
  consolidate or merge with or into any other person or permit any other person to consolidate or merge with or into us; or

  •
  directly or indirectly transfer, sell, lease or otherwise dispose of all or substantially all of our assets,

        unless, in either such case:

  •
  we are the surviving corporation, or in a transaction in which we do not survive or in which we sell, lease or otherwise dispose of all or substantially all of our assets, the successor entity to us is organized under the laws of the United States, or any state thereof or the District of Columbia, and expressly assumes, by supplemental indentures, all of our obligations under the indentures;

  •
  immediately after giving effect to the transaction, no default on the debt securities exists; and

  •
  an officer's certificate and an opinion of counsel concerning certain matters are delivered to the trustee. (Section 8.01)

Other Covenants

        In addition, any offered series of debt securities may have additional covenants which will be described in the prospectus supplement.

Modification of the Indentures

        Under the indentures, we and the relevant trustee may amend the indentures, without the consent of any holder of the debt securities to:

  •
  evidence the succession of another obligor to the company and the assumption of the covenants in the indentures and in the debt securities by such successor;

  •
  add to our covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any rights or power conferred upon us;

  •
  add any additional events of default;

  •
  add or change any provision of the indentures to permit the issuance of the debt securities in bearer form, registrable or not registrable as to principal, with or without interest coupons;

  •
  add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) will neither apply to any debt security created prior to the execution of the supplemental indenture nor adversely affect the rights of the holders thereof in any material respect or (ii) will become effective only when no such debt securities are outstanding;

  •
  secure the debt securities;

  •
  establish the form or terms of debt securities of any series as permitted in the indentures;

  •
  establish provisions with respect to conversion rights, if any;

  •
  reflect our consolidation or merger with or into any other person or permit the consolidation or merger of any other person with or into us, or the transfer, sale, lease or other disposition of all or substantially all of our assets, in conformity with the limitations set forth in the indentures;

  •
  permit the issuance of uncertificated debt securities in addition to, or in place of, certificated debt securities;

  •
  appoint a successor trustee under either indenture;

  •
  cure ambiguities, defects or inconsistencies, provided that the amendment may not adversely affect the interests of holders of debt securities in any material respect;

  •
  conform any provisions of the indentures to the "Description of Debt Securities" contained in this prospectus or any similar provision in an applicable prospectus supplement; or

  •
  maintain the qualification of the indentures under the Trust Indenture Act. (Section 9.01).

        We and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or such other percentage as may be specified in the applicable prospectus supplement, modify the applicable indenture or the rights of the holders of the securities of such series. However, no such modification may, without the consent of each holder of an affected debt security:

  •
  change the fixed maturity of any such debt securities or the date on which any payment of interest on the debt securities is due and payable;

  •
  reduce the principal amount or interest rate on any debt security;

  •
  reduce the premium payable upon any redemption of the debt securities;

  •
  reduce the amount of principal payable on the acceleration of any securities issued originally at a discount;

  •
  change the place of payment of, or type of currency for payment of, debt securities;

  •
  impair the right to sue for the enforcement of any payment of principal, any installment of interest or premium on or after the maturity (including in connection with a redemption, on or after the redemption date) of the debt securities;

  •
  adversely affect the right, if any, to convert such debt securities, or modify the provisions of the indentures with respect to the ranking of the debt securities in a manner adverse to the holder thereof;

  •
  reduce the percentage of debt securities of a series whose holders need to consent to a modification or a waiver;

  •
  modify any provisions under Section 9.02 of the indentures, or modify any of the provisions in the applicable indentures related to modifications that require the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series or provisions in the applicable indentures related to the waiver of past defaults by the holders of debt securities, except to increase any such percentage or provide that certain other provisions may not be modified without the consent of each holder of the debt securities;

  •
  adversely affect any right of repayment or repurchase at the option of the holder of debt securities; or

  •
  reduce or postpone any sinking fund. (Section 9.02)

Defaults

        Each indenture provides that events of default regarding any series of debt securities will be:

  •
  our failure to pay interest on any debt security of such series for 30 days after such payment is due and such default continues for 30 days;

  •
  our failure to pay principal on any debt security of such series when due;

  •
  our failure to make any deposit of any sinking fund payment when due on debt securities of such series;

  •
  our failure to perform for 90 days after notice given by the trustee or the holders of at least 25% in principal amount of the outstanding debt securities (i) our obligation under the indentures relating to a merger, consolidation or sale of all or substantially all of our assets, or (ii) any other covenant in the relevant indenture other than a covenant (A) expressly included in the relevant indenture solely for the benefit of a series of debt securities other than such series or (B) expressly excluded from events giving rise to a default, including the obligation to file SEC filings with the trustee; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not, with respect to us or any material subsidiary. (Section 5.01)

        In addition, the applicable prospectus supplement will describe any other event of default set forth in the applicable prospectus supplement.

        If an event of default regarding debt securities of any series issued under the indentures should occur and be continuing, either the trustee or the holders of at least 25% in the principal amount of outstanding debt securities of such series may declare the principal amount, together with all accrued and unpaid interest, if any, of each debt security of that series be due and payable immediately. If an event of default regarding debt securities results from certain events of bankruptcy, insolvency or reorganization with respect to us or any material subsidiary, such amount with respect to the debt securities will be due and payable immediately without any declaration or other act on the part of the holders of outstanding debt securities or the trustee. (Section 5.02)

        No declaration of acceleration by the trustee with respect to any series of debt securities will constitute a declaration of acceleration by the trustee with respect to any other series of debt securities, and no declaration of acceleration by the holders of at least 25% in principal amount of the outstanding debt securities of any series will constitute a declaration of acceleration or other action by any of the holders of any other series of debt securities, in each case, whether or not the event of default on which such declaration is based has occurred and is continuing with respect to more than one series of debt securities, and whether or not any holders of the debt securities of any such affected series are also holders of debt securities of any other such affected series. (Section 5.02)

        Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indentures and to waive certain past defaults regarding such series. (Sections 5.12 and 5.13) The trustee generally cannot be required by any of the holders of debt securities to take any action, unless one or more of such holders shall have provided to the trustee security or indemnity reasonably satisfactory to the trustee. (Section 6.02)

        If an event of default occurs and is continuing regarding a series of debt securities, the trustee may use any sums that it holds under the relevant indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series. (Section 5.06)

        Before any holder of any series of debt securities may institute action for any remedy, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action and (i) holders must also offer indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action, (ii) the trustee must have failed to institute any proceeding within 60 days after receiving such notice and offer of indemnity and (iii) holders of a majority of debt securities of the applicable series must have not given an inconsistent direction to the trustee during such 60-day period. (Section 5.07) However, these limitations do not apply to a suit by a holder of any series of debt securities to enforce payment of principal, interest or premium, if any, and the right to convert such debt security, if applicable. (Section 5.08)

        Each trustee will, within the earlier of 90 days after any event of default occurs or 30 days after the event of default is known to a responsible officer of the trustee, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 6.05)

        We are required to furnish to each trustee annually an officer's certificate as to compliance with all conditions and covenants under the indenture. (Section 10.05)

Defeasance

        After we have irrevocably deposited with the trustee cash or U.S. government securities, in trust for the benefit of the holders, sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, and satisfied certain other conditions described below, we may elect to have our obligations under the applicable indenture discharged with respect to the outstanding debt securities of any series ("legal defeasance and discharge"). Legal defeasance and discharge means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the applicable indenture, except for:

  •
  the rights of holders of the debt securities to receive principal, interest and any premium when due from amounts deposited with the trustee, which will be held in trust funds for the purpose of such payments;

  •
  our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency where securities may be presented for payment, transfer, exchange or, if applicable, for conversion, and with respect to money for securities payment to be held in trust;

  •
  the rights, powers, trusts, duties and immunities of the trustee; and

  •
  the defeasance provisions of the indenture.

        Alternatively, we may elect to have our obligations released with respect to certain covenants in the applicable indenture ("covenant defeasance"). The released obligations include:

  •
  our obligations regarding delivery of reports to the trustee and holders of debt securities;

  •
  our obligations relating to a merger, consolidation or sale of all or substantially all of our assets; and

  •
  our obligation to present and keep in full force and effect our corporate existence.

        Any omission to comply with these obligations so released will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events relating to these obligations, as well as the failure to deposit a sinking fund payment when due and such default continues for 30 days, as described above under "Events of Default," will no longer constitute an event of default for that series.

        In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series, we must irrevocably have deposited or caused to be deposited with the trustee as trust funds cash or specified United States government obligations in an amount, in each case, sufficient without reinvestment, in the written opinion of an nationally recognized firm of independent certified public accountants, to pay and discharge all of the principal, interest and any premium at due date or maturity. In addition:

  •
  in the case of legal defeasance, we must have delivered to the trustee an opinion of counsel confirming that (i) we have received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

  •
  in the case of covenant defeasance and discharge, we must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

  •
  no event of default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance and discharge, no event of default relating to bankruptcy or insolvency may have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day;

  •
  the legal defeasance and discharge or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;

  •
  the legal defeasance and discharge or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

  •
  we must deliver to the trustee an opinion of counsel that any trust arising from such deposit does not require registration under the Investment Company Act of 1940, as amended;

  •
  no event or condition may exist that, under the defeasance provisions of the indentures, would prevent us from making payments of principal, premium, if any, or interest on the applicable debt securities on the date of deposit or at any time on or before the 90th day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 90th day; and

  •
  we must deliver to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance and discharge or covenant defeasance have been complied with. (Article XIII)

Governing Law

        Unless otherwise stated in the prospectus supplement, the debt securities and the indentures will be governed by New York law. (Section 1.13)

No Personal Liability of Directors, Officers, Stockholders or Employees

        The indenture provides that there will be no recourse against any of our incorporators, stockholders, directors, officers or employees, past, present or future, for the payment of the principal of, premium, if any, or the interest, if any, on any securities of any series authenticated and delivered from time to time under the indenture, or for any claim based on such securities, or upon any obligation, covenant or agreement of the indenture. The indenture also provides that all such securities are solely corporate obligations, and that no personal liability attaches or will attach to any such incorporator, stockholder, director, officer or employee because of the incurring of the indebtedness authorized under the indenture. Each holder, as a condition of, and as part of the consideration for, the execution of the indenture and the issuance of such debt securities, waives and releases all such personal liability. (Section 1.15)

Concerning our Relationship with the Trustee

        The trustees may also act as the trustees for certain other securities issued by us. We may have and may continue to have banking and other business relationships with each of the trustees, or any subsequent trustee, in the ordinary course of business.

Payment and Paying Agents

        Distributions on the debt securities other than those represented by global securities will be made in the designated currency against surrender of the debt securities at the principal corporate trust office or agency of the trustee. Payment will be made to the registered holder at the close of business on the record date for such payment. Interest payments will be made at the principal corporate trust office or agency of the trustee, or by a check mailed to the holder at his registered address. Payments in any other manner will be specified in the applicable prospectus supplement.

Calculation Agents

        Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. We may appoint one of our affiliates as calculation agent. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. The initial calculation agent will be identified in the applicable prospectus supplement.

Transfer and Exchange

        The debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal corporate trust office or agency of the trustee. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange of debt securities. (Section 3.05)

Legal Ownership of Debt Securities

        Unless the prospectus supplement specifies otherwise, we will issue debt securities initially in the form of a global security. However, we may elect to issue debt securities in fully registered form. We refer to those who have debt securities registered in their own names on the books that we or our agent maintain for this purpose as the "holders" of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in debt securities that are not registered in their own names as "indirect holders" of those debt securities. As we discuss below, indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

  Book-Entry Holders

        If we issue debt securities in global—i.e., book-entry—form, the debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

        For registered debt securities, only the person in whose name a debt security is registered is recognized under the indenture as the holder of that debt security. (Section 3.08) Debt securities issued in global form will be issued in the form of a global security registered in the name of the depositary or its nominees. Consequently, for debt securities issued in global form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, investors in a book-entry security will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, investors will be indirect holders, and not holders, of the debt securities.

        In the future, we may terminate a global security under the circumstances specified below under the heading "What Is a Global Security?—Special Situations When a Global Security Will Be Terminated" or issue debt securities initially in non-global form. In these cases, investors may choose to hold their debt securities in their own names or in "street name." Debt securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those debt securities through an account he or she maintains at that institution.

        For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, not holders, of those debt securities.

  Legal Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the applicable indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the applicable indenture—we would seek approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

        When we refer below to "you," we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to "your debt securities," we mean the debt securities in which you hold a direct or indirect interest.

  Special Considerations for Indirect Holders

        If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

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  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        A global security is a security that represents one or more debt securities and is held by a depositary. Generally, all debt securities represented by the same global securities will have the same terms.

        Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution that we select or its nominees. The financial institution that we select for this purpose is called the depositary.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading "Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular debt security indicates that the debt security will be issued in global form only, then the debt security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under the heading "Special Situations When a Global Security Will Be Terminated." If termination occurs, we may issue the debt securities through another book-entry clearing system or decide that the debt securities may no longer be held through any book-entry clearing system.

  Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of debt securities and instead deal only with the depositary that holds the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under the heading "Legal Ownership of Debt Securities" above;

  •
  An investor may not be able to sell interests in the debt securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

  •
  The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above under the heading "Legal Ownership of Debt Securities."

        The global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer permitted under applicable law to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

  •
  if we notify the trustee that we wish to terminate that global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.

DESCRIPTION OF WARRANTS

        The following summary of certain provisions of the warrants is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant and warrant agreement that have been or will be filed with the SEC in connection with the offering of such warrants. You should refer to the provisions of the applicable warrant and warrant agreement and applicable prospectus supplement for more specific information about the warrants we offer. If any particular terms of the warrant or warrant agreement described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

        The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

  •
  the offering price;

  •
  the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

  •
  the number of warrants offered;

  •
  the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;

  •
  the exercise price and the amount of securities you will receive upon exercise;

  •
  the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

  •
  the rights, if any, we have to redeem the warrants;

  •
  the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

  •
  the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

  •
  the date on and after which the warrants and the related securities will be separately transferable;

  •
  the material U.S. federal income tax consequences;

  •
  the name of the warrant agent; and

  •
  any other material terms of the warrants.

        After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

 DESCRIPTION OF DEPOSITARY SHARES

        The following summary of certain provisions of the depositary shares is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement and related depositary receipts that will be filed with the SEC in connection with the offering of such depositary shares. You should refer to the provisions of the applicable depositary agreement and related depositary receipt and applicable prospectus supplement for more specific information about the depositary shares we may offer. If any particular terms of the depositary agreements and related depositary receipts described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

        We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the "bank depositary." Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

        If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder's depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if

  •
  all outstanding depositary shares have been redeemed or

  •
  there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

        Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

        The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

        Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

        The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF PURCHASE CONTRACTS

        The following summary of certain provisions of the purchase contracts is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase contract that will be filed with the SEC in connection with the offering of such purchase contracts. You should refer to the provisions of the applicable purchase contract and applicable prospectus supplement for more specific information about the purchase contracts we offer. If any particular terms of the purchase contract described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, or a combination thereof, as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable thereunder. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof, or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may also require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts will be issued under the indenture.

        Material U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement.

 DESCRIPTION OF UNITS

        The following summary of certain provisions of the units is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with the offering of such units. You should refer to the provisions of the applicable unit agreement and applicable prospectus supplement for more specific information about the units we offer. If any particular terms of the unit described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, depositary shares, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

  •
  the terms of the units and of the purchase contracts, warrants, depositary shares, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

  •
  a description of the terms of the unit agreement governing the units; and

  •
  a description of the provisions for payment, settlement, transfer or exchange of the units.

 PLAN OF DISTRIBUTION

        We may offer and sell the securities from time to time as follows:

  •
  through agents;

  •
  to dealers;

  •
  to underwriters;

  •
  directly to other purchasers; or

  •
  through a combination of any of these methods of sale.

        The distribution of the securities may be made from time to time in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices;

  •
  at prices determined by an auction process; or

  •
  at negotiated prices.

Through Agents

        We and the agents designated by us may solicit offers to purchase securities. Agents that participate in the distribution of securities may be deemed underwriters under the Securities Act. Any agent will be acting on a "best efforts" basis for the period of its appointment, unless we indicate differently in the prospectus supplement.

To Dealers

        The securities may be sold to a dealer as principal. The dealer may then resell the securities to the public at varying prices determined by it at the time of resale. The dealer may be deemed to be an underwriter under the Securities Act.

To Underwriters

        We may sell securities to one or more underwriters under an underwriting agreement that we enter into with them at the time of sale. The names of the underwriters will be set forth in the prospectus supplement, which will be used by the underwriters to resell the securities.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Direct Sales

        We may sell securities directly to you, without the involvement of underwriters or agents.

General Information

        Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

 LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP.

EXPERTS

        The financial statements of NuPathe Inc. as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011 and the period from January 7, 2005 (inception) through December 31, 2011, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        KPMG's report dated March 20, 2012 contains an explanatory paragraph that states that NuPathe Inc.'s recurring losses and negative cash flows from operations since its inception raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following table lists the estimated expenses to be incurred by the registrant in connection with the offer and sale of securities registered under this registration statement.

SEC registration fee		$13,640
Legal fees and expenses			*
Accounting fees and expenses			*
Printing fees			*
Trustee fees and expenses			*
Rating Agency fees			*
Miscellaneous			*

Total	$		*

*
These fees will be dependent on the type of securities offered and number of offerings and, therefore, cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the DGCL provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

  •
  Transaction from which the director derived an improper personal benefit;

  •
  Act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

  •
  Unlawful payment of dividends or redemption of shares; or

  •
  Breach of the director's duty of loyalty to the corporation or its stockholders.

        Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation's best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. If a present or former director or officer has been successful in defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys' fees) he or she actually and reasonably incurred in connection with such action.

        Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

        Our restated certificate of incorporation limits the liability of our directors to the fullest extent permitted under the DGCL. Our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. (Article VIII of our restated certificate of incorporation and Article VIII of our bylaws)

        In addition to the indemnification provisions provided for in our restated certificate of incorporation and bylaws, we have entered into separate indemnification agreements with our directors. These indemnification agreements provide, among other things, that we will indemnify our directors for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys' fees and disbursements, incurred by a director in any claim, action or proceeding arising in his or her capacity as a director of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification.

        We also maintain insurance policies which insure our directors and officers against certain liabilities.

        The foregoing summaries are qualified in their entirety by reference to the complete text of the DGCL and our restated certificate of incorporation, our bylaws and the indemnification agreements referred to above, which are exhibits to this registration statement.

Item 16.    Exhibits.

        Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i), 1(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

  (6)
  That, for purposes of determining any liability under the Securities Act , each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (7)
  To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Conshohocken, Commonwealth of Pennsylvania, on the 21st day of December 2012.

NUPATHE INC.
By:	/s/ ARMANDO ANIDO
	Name:	Armando Anido
	Title:	Chief Executive Officer

        Each person whose individual signature appears below hereby authorizes and appoints Armando Anido and Keith A. Goldan, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits to such registration statements and amendments and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ARMANDO ANIDO Armando Anido	Chief Executive Officer and Director (Principal Executive Officer)	December 21, 2012
/s/ KEITH A. GOLDAN Keith A. Goldan	Chief Financial Officer (Principal Financial and Accounting Officer)	December 21, 2012
/s/ WAYNE P. YETTER Wayne P. Yetter	Chairman of the Board	December 21, 2012
/s/ MICHAEL COLA Michael Cola	Director	December 21, 2012
/s/ JAMES A. DATIN James A. Datin	Director	December 21, 2012

Signature	Title	Date

/s/ WILLIAM J. FEDERICI William J. Federici	Director	December 21, 2012
/s/ RICHARD S. KOLLENDER Richard S. Kollender	Director	December 21, 2012
/s/ ROBERT P. ROCHE, JR. Robert P. Roche, Jr.	Director	December 21, 2012
/s/ BRIAN J. SISKO Brian J. Sisko	Director	December 21, 2012

INDEX TO EXHIBITS

Incorporated by Reference
Exhibit Number		Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
1.1	*	Form of Underwriting Agreement	—	—	—	—	—

4.1	*	Form of Certificate of Designation of Preferred Stock	—	—	—	—	—

4.2		Form of Indenture relating to the Senior Debt Securities (including the form of Senior Debt Security)	—	—	—	—	X

4.3		Form of Indenture relating to the Subordinated Debt Securities (including the form of Subordinated Debt Security)	—	—	—	—	X

4.4	*	Form of Warrant Agreement	—	—	—	—	—

4.5	*	Form of Warrant	—	—	—	—	—

4.6	*	Form of Depositary Agreement	—	—	—	—	—

4.7	*	Form of Depositary Receipt	—	—	—	—	—

4.8	*	Form of Purchase Contract	—	—	—	—	—

4.9	*	Form of Unit Agreement	—	—	—	—	—

5.1		Opinion of Morgan, Lewis & Bockius LLP	—	—	—	—	X

12.1		Computation of Ratio of Earnings to Fixed Charges and Combined Fixed Charges and Preferred Stock Dividends	—	—	—	—	X

23.1		Consent of KPMG LLP, independent registered public accounting firm for the Registrant	—	—	—	—	X

23.2		Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5 to this registration statement)	—	—	—	—	X

24.1		Powers of Attorney (included on the signature page of this registration statement)	—	—	—	—	X

25.1	**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture relating to the Senior Debt Securities	—	—	—	—	—

25.2	**	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture relating to the Subordinated Debt Securities	—	—	—	—	—

*
To be filed, if necessary, as an exhibit to an amendment to this registration statement or as an exhibit to a document filed by the registrant and incorporated herein by reference.

**
To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.